    As filed with the Securities and Exchange Commission on November 22, 2005
                                                     Registration No. 333-______

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          PROLIANCE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                           34-1807383
  (State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                        Identification No.)

                                 100 GANDO DRIVE
                          NEW HAVEN, CONNECTICUT 06513
          (Address, including zip code, of principal executive offices)

               PROLIANCE INTERNATIONAL, INC. EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                               CHARLES E. JOHNSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          PROLIANCE INTERNATIONAL, INC.
                                 100 GANDO DRIVE
                          NEW HAVEN, CONNECTICUT 06513
                                 (203) 401-6450
 (Name, address and telephone number, including area code, of agent for service)

  Copies of all communications, including all communications sent to the agent for service, should be sent to:
                              MICHAEL GRUNDEI, ESQ.
                               WIGGIN AND DANA LLP
                               400 ATLANTIC STREET
                           STAMFORD, CONNECTICUT 06901
                                 (203) 363-7600

                                               CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------

                                                        PROPOSED MAXIMUM       PROPOSED MAXIMUM       AMOUNT OF
TITLE OF SECURITIES TO BE        AMOUNT TO BE           OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE
REGISTERED                       REGISTERED(1)          SHARE (2)              PRICE
------------------------------------------------------------------------------------------------------------------------

COMMON STOCK, $0.01 PAR VALUE
PER SHARE...........             1,456,400 SHARES       $5.41                  $7,879,124.00          $927.38
========================================================================================================================

(1)   Plus such additional indeterminable number of shares as may be required pursuant to the Proliance International, Inc. Equity Incentive Plan in the
      event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
(2)   Computed in accordance with Rules 457(c) and 457(h) under the Securities
      Act of 1933, as amended, such computation is based on $5.41 per share (the average of the high and low prices of the registrant's common stock as reported on the American Stock Exchange on November 16, 2005).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.   PLAN INFORMATION.

      Not required to be filed with this Registration Statement.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      Not required to be filed with this Registration Statement.

                                      II-1

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange
Commission (the "Commission") by Proliance International, Inc. (the "Registrant"
or the "Company") pursuant to the Securities Exchange Act of 1934, as amended
(the "1934 Act") (File No. 1-13894), are incorporated by reference herein:

         (a)  the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 2004, filed with the Commission on March 30, 2005;

         (b) the Company's Quarterly Report on Form 10-Q for the three-month period ended March 31, 2005, filed with the Commission on May 12, 2005;

         (c)  the Company's Quarterly Report on Form 10-Q for the three-month period ended June 30, 2005, filed with the Commission on August 15, 2005;

         (d)  the Company's Quarterly Report on Form 10-Q for the three-month period ended September 30, 2005, filed with the Commission on November 14, 2005;

         (e)  the Company's proxy statement for its 2005 annual meeting of stockholders contained within the final prospectus filed with the Commission on
June 21, 2005;

         (f)  the Company's Current Reports on Form 8-K, filed with the
Commission on January 18, 2005, February 1, 2005, February 9, 2005, March 1,
2005, March 7, 2005, March 23, 2005, March 30, 2005, April 8, 2005, May 13,
2005, June 15, 2005, June 20, 2005, July 22, 2005, July 28, 2005, August 2,
2005, August 12, 2005, September 19, 2005, September 28, 2005, October 11, 2005,
October 21, 2005, November 1, 2005 and November 14, 2005;

         (g)  the Company's Current Report on Form 8-K/A, filed with the
Commission on September 6, 2005; and

         (h)  the description of the Company's Common Stock contained in the
Company's Registration Statement on Form 8-A, filed with the Commission on
October 10, 2003.

         In addition to the foregoing, all documents subsequently filed by the
Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this
Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent

                                      II-2

that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Registrant will provide, without charge to each person, including any beneficial owner, to whom this document is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this document). Requests for such documents should be submitted in writing, addressed to the office of the
Corporate Secretary, Proliance International, Inc., 100 Gando Drive, New Haven,
Connecticut 06513.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware
(the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors against expenses (including attorney's fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such an officer or director actually and reasonably incurred.

         The registrant's Amended and Restated Certificate of Incorporation and
Bylaws provide for indemnification of each officer and director of the registrant to the fullest extent permitted by Delaware Law. Section 145 of the
Delaware Law also empowers corporations to purchase and

                                      II-3

maintain insurance on behalf of any person who is or was an officer or director of the corporation against liability asserted against or incurred by him in any such capacity, whether or not the corporation would have the power to indemnify such officer or director against such liability under the provisions of Section
145. The registrant has purchased and maintains a directors' and officers'
liability policy for such purposes.

                                      II-4

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

              Not applicable.

ITEM 8.       EXHIBITS.

Exhibit
No.           Description

4.1           The Company's Amended and Restated Certificate of Incorporation
              (incorporated by reference to Exhibit 3.1 to the Company's Form
              8-K filed with the Commission on July 28, 2005).

4.2           Amended and Restated By-laws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form 8-K filed with the
              Commission on July 28, 2005).

4.3           Proliance International, Inc. Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company's Form 8-K filed with the Commission on July 28, 2005).

5.1           Opinion of Wiggin and Dana LLP

23.1          Consent of BDO Seidman, LLP

23.2          Consent of PricewaterhouseCoopers LLP

23.3          Consent of PricewaterhouseCoopers LLP

23.4          Consent of Wiggin and Dana LLP (filed as part of Exhibit 5)

24.1          Power of Attorney (included on the signature page hereof)

ITEM 9.       UNDERTAKINGS.

      (a)     The undersigned Registrant hereby undertakes:

              (1)   To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

                    (i)   To include any prospectus required by Section 10(a)(3)
              of the Securities Act of 1933;

                    (ii)  To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement
              (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                                      II-5

              Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the
              "Calculation of Registration Fee" table in the effective
              registration statement;

                     (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the
              registration statement or any material change to such information in the registration statement; provided, however that paragraphs
              (a)(1)(i) and (a)(1)(ii) do not apply if the registration
              statement is on Form S-3, Form S-8 or Form F-3, and the
              information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports with or furnished to the Commission by the Registrant pursuant to Section
              13 or Section 15(d) of the 1934 Act that are incorporated by reference into this registration statement;

              (2)   That, for the purpose of determining any liability under
the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3)   To remove from registration by means of a post-effective
amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the
Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)  Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the
Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter

                                      II-6

has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-7

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of
1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of
Connecticut, on this 22nd day of November, 2005.

                                          PROLIANCE INTERNATIONAL, INC.

                                          By:      /s/ Charles E. Johnson
                                              ----------------------------------
                                          Charles E. Johnson
                                          President and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles E. Johnson and Richard A. Wisot and each of them his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                        Title                                           Date
---------                                        -----                                           ----

     /s/ Charles E. Johnson                      President,                               November 22, 2005
------------------------------------
Charles E. Johnson                               Chief Executive Officer and
                                                 Director (principal executive
                                                 officer)

                                      II-8

     /s/ William J. Abraham, Jr.                 Director                                 November 22, 2005
------------------------------------
William J. Abraham, Jr.

     /s/ Barry R. Banducci                       Director                                 November 22, 2005
---------------------------
Barry R. Banducci

     /s/ Philip Wm. Colburn                      Director                                 November 22, 2005
------------------------------------
Philip Wm. Colburn

     /s/ Paul R. Lederer                         Chairman of the Board and                November 22, 2005
------------------------------------             Director
Paul R. Lederer

------------------------------------             Director
Vincent L. Martin

     /s/ Bradley C. Richardson                   Director                                 November 22, 2005
------------------------------------
Bradley C. Richardson

     /s/ James R. Rulseh                         Director                                 November 22, 2005
---------------------------
James R. Rulseh

     /s/ F. Alan Smith                           Director                                 November 22, 2005
------------------------------------
F. Alan Smith

     /s/ Michael T. Yonker                       Director                                 November 22, 2005
---------------------------
Michael T. Yonker

                                      II-9

     /s/ Richard A. Wisot                        Vice President, Treasurer,               November 22, 2005
---------------------------                      Secretary and Chief Financial Officer
Richard A. Wisot                                 (principal financial and
                                                 accounting officer)

                                      II-10

                                INDEX TO EXHIBITS

Exhibit
No.               Description
---               -----------

4.1               Amended and Restated Certificate of Incorporation*

4.2               Amended and Restated By-laws*

4.3               Proliance International, Inc. Equity Incentive Plan*

5.1               Opinion of Wiggin and Dana LLP

23.1              Consent of BDO Seidman, LLP

23.2              Consent of PricewaterhouseCoopers LLP

23.3              Consent of PricewaterhouseCoopers LLP

23.4              Consent of Wiggin and Dana LLP (filed as part of Exhibit 5)

24.1              Power of Attorney (included on the signature page hereof)

---------------------
*  Incorporated herein by reference